                                                                                                                                  EXHIBIT 99.1

Investors & Analysts:
John D. Emerick, Jr.
Marcy K. Oelhafen
Fair Isaac Corporation
(800) 213-5542
investorrelations@fairisaac.com

FAIR ISAAC TO NOMINATE ALLAN Z. LOREN AND NICK GRAZIANO
TO BOARD OF DIRECTORS

Sandell agrees to support candidates and abide by certain standstill provisions until the 2009 annual meeting

December 10, 2007 - (Minneapolis, Minnesota, USA) - Fair Isaac Corporation (NYSE: FIC) ( the "Company") and Sandell Asset Management Corp. ("Sandell"), which together with its affiliates owns 5.7% of the Company's outstanding shares, today announced that the Company has agreed to nominate two new independent directors for election to its Board of Directors: Allan Z. Loren, former chairman and chief executive officer of The Dun & Bradstreet Corporation ("D&B") and Nick Graziano, a managing director of Sandell Asset Management.  Messrs. Loren and Graziano will be included in the Company's proxy statement as candidates for election at the 2008 Annual Meeting of Stockholders to be held on February 5, 2008.  With the addition of Messrs. Loren and Graziano, Fair Isaac's Board will be expanded from eight directors to ten directors, nine of whom will be independent.

In connection with the nomination of Messrs. Loren and Graziano to its Board, the Company entered into an agreement with Sandell, pursuant to which Sandell has agreed to vote its shares in support of all of the Board's director nominees at the 2008 Annual Meeting and abide by certain standstill provisions until the 2009 Annual Meeting of Stockholders.  In addition, Sandell has agreed not to increase its investment in the Company above 10% of the Company's outstanding shares of common stock during this period.

A. George "Skip" Battle, Chairman of the Board, said, "We are pleased with the prospect of Allan and Nick joining our Board.  Our Board is committed to enhancing value for all Fair Isaac stockholders and we look forward to working closely with Allan and Nick and benefiting from their experience.  Allan brings extensive strategic, technology and operational experience to Fair Isaac.  Nick adds the perspective of a major stockholder and his extensive financial and capital markets expertise will be valuable to the Company as we continue to drive growth and strengthen our business."

Thomas Sandell commented, "Adding Allan and Nick to Fair Isaac's Board is a positive, stockholder-friendly step and we are confident that their experience will enhance the composition of the Board.  We look forward to continuing to work constructively with the Company to maximize the value of Fair Isaac for all stockholders."

Allan Z. Loren, 69, served as both Chairman and CEO of D&B (NYSE: DNB) from May 2000 to January 2005, and as Chairman until May 2005.  Mr. Loren was instrumental in refocusing D&B's business and creating and implementing D&B's "Blueprint for Growth" strategy.  During his five years leading the company, Mr. Loren grew D&B's earnings per share from $1.71 to $2.98, increased free cash flow from $164 million to $239 million per year, and produced a total shareholder return of 378%.  Prior to D&B, Mr. Loren served as Executive Vice President and Chief Information Officer for American Express for six years.  He was President and CEO of Galileo International from 1991 - 1994 and President of Apple Computer U.S.A. from 1988 - 1991. Mr. Loren holds a bachelor's degree in mathematics from Queens College, City of New York, did graduate work in mathematics and statistics at American University, and completed the Executive Management Program at Stanford University.  Mr. Loren previously served on the Boards of Directors of Hershey Foods, Reynolds & Reynolds and Venator Group, a predecessor to Foot Locker, Inc.

Nick Graziano, 35, is a Managing Director of Sandell Asset Management Corp., an investment manager, and has over 12 years of financial management experience.  Mr. Graziano has been with Sandell since September 2006.  From February 2004 to July 2006, Mr. Graziano was an investment analyst with Icahn Partners, the primary investment vehicle of Carl C. Icahn. From February 2002 to February 2004, Mr. Graziano was an analyst with March Partners LLC, a global event-driven hedge fund.  From 1995 to 2001, Mr. Graziano held positions in the Investment Banking Departments of Thomas Weisel Partners and Salomon Smith Barney. Mr. Graziano earned a BA in Economics from Duke University in 1994 and an MBA in Finance from Duke University in 1995.  Mr. Graziano currently serves on the Boards of Directors of WCI Communities, Inc. (NYSE: WCI), InfoSpace, Inc. (NASDAQ: INSP) and previously served on the board of directors of WestPoint International, Inc. and HowStuffWorks, Inc.

About Fair Isaac Corporation

Fair Isaac Corporation (NYSE:FIC) combines trusted advice, world-class analytics and innovative applications to help businesses make smarter decisions. Fair Isaac's solutions and technologies for Enterprise Decision Management turn strategy into action and elevate business performance by giving organizations the power to automate more decisions, improve the quality of their decisions, and connect decisions across their business. Clients in 80 countries work with Fair Isaac to increase customer loyalty and profitability, cut fraud losses, manage credit risk, meet regulatory and competitive demands, and rapidly build market share. Fair Isaac also helps millions of individuals manage their credit health through the www.myFICO.com website.  Learn more about Fair Isaac online at www.fairisaac.com

About Sandell Asset Management

Sandell Asset Management Corp. is a multi-billion dollar global investment management firm, founded by Thomas E. Sandell, which focuses on global corporate events and restructurings throughout North America, Continental Europe, the United Kingdom, Latin America and the Asia-Pacific theatres. Sandell frequently will take an "active involvement" in facilitating financial or organization improvements accruing to the benefit of investors.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to Fair Isaac or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Enterprise Decision Management strategy, its ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of acquisitions, including expected synergies, will not be realized and other factors that could affect the Company' s business and financial results that are described more fully under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Fair Isaac's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2007, which is on file with the SEC and available at the SEC's website at www.sec.gov. All information, including forward-looking statements, set forth in this press release is as of November 30, 2007. Fair Isaac does not intend, and disclaims any obligation to update this information, including the forward-looking statements, to reflect future events or circumstances. Fair Isaac, however, reserves the right to update such information including forward-looking statements or any portion thereof at any time for any reason.

Fair Isaac is a trademark or registered trademark of Fair Isaac Corporation in the United States and in other countries. Other company names contained in this release may be trademarks of their respective owners.